EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-76752, Form S-8 No. 333-50006, Form S-8 No. 333-86121, and Form S-8 No. 333-77587) pertaining to the Marimba, Inc. 1996 Stock Plan, the Marimba, Inc. 1999 Omnibus Equity Incentive Plan, the Marimba, Inc. 1999 Employee Stock Purchase Plan, the Marimba, Inc. International Employee Stock Purchase Plan, the Marimba, Inc. 1999 Non-Employee Directors Option Plan, Marimba, Inc. 2000 Supplemental Stock Plan, and in the Registration Statement on Form S-8 pertaining to the Marimba, Inc. 1996 Stock Plan shares acquired under written compensation agreements with certain designated individuals and certain unnamed individuals, of our report dated January 10, 2002 (except for Note 11, as to which the date is November 8, 2002), with respect to the consolidated financial statements of Marimba, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2001.

/s/    ERNST & YOUNG LLP

San Francisco, California
November 8, 2002